EXHIBIT 10

AMENDMENT NO. 2 dated as of May 10, 2005 (this “Amendment”), to the Amended and Restated Credit Agreement dated as of April 23, 2004, as amended as of November 15, 2004 (the “Credit Agreement”), among CB RICHARD ELLIS SERVICES, INC., a Delaware corporation (the “Borrower”), CB RICHARD ELLIS GROUP, INC., a Delaware corporation (“Holdings”), the Lenders (as defined in Article I of the Credit Agreement), and CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

A.    Pursuant to the Credit Agreement, the Lenders and the Issuing Banks have extended, and have agreed to extend, credit to the Borrower.

B.     The Borrower has requested certain amendments to the Credit Agreement as set forth herein.

C.     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Amendments.   (a) The definition of the term “Permitted Investments” set forth in Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)    by deleting the word “and” at the end of clause (e) thereof;

(ii)   by redesignating clause (f) thereof as clause (g); and

(iii)  by adding a new clause (f) thereof as follows:

“(f) investments in so-called “auction rate” securities rated AAA by S&P, Aaa by Moody’s or AAA by Fitch Ratings and which have a reset date not more than 90 days from the date of acquisition thereof; and”

(b) The definition of the term “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “Consolidated Interest Expense” in clause (a) (i) thereof and substituting therefor the words “consolidated interest expense”.

(c) The definition of the term “Excess Cash Flow” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting immediately after the words “Consolidated Interest Expense for such period paid in cash” in clause (i) thereof the words “and premiums paid in cash during such period in connection with any permitted prepayment, redemption or repurchase of Existing Debt”.

(d) Section 2.13(d) of the Credit Agreement (Mandatory Prepayment from Excess Cash Flow) is hereby amended and restated in its entirety to read as follows:

“(d) No later than the earlier of (i) 45 days after the end of each ECF Period and (ii) the date on which the financial statements with respect to the last fiscal quarter of such period are delivered pursuant to Section 5.04(b), if the Leverage Ratio at the end of such period shall have been greater than or equal to 2.5 to 1.0, the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(g) in an aggregate principal amount equal to 50% of Excess Cash Flow for the ECF Period then ended.”

(e) Section 6.04(f) of the Credit Agreement (Hedging Agreements) is hereby amended by inserting immediately after the first use of the word “Borrower” therein the words “and the Subsidiaries”.

SECTION 2.   Representations and Warranties.   To induce the other parties hereto to enter into this Amendment, Holdings and the Borrower represent and warrant to each of the Lenders, the Administrative Agent, the Issuing Banks and the Collateral Agent that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date; and (b) no Default or Event of Default has occurred and is continuing.

SECTION 3.   Effectiveness.   This Amendment shall become effective as of the date set forth above on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, Holdings, the Subsidiary Guarantors and the Required Lenders.

SECTION 4.   Effect of Amendment.   Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Issuing Banks, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5.   Counterparts.   This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 6.   Applicable Law.   THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.   Headings.   The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 8.   Acknowledgment of Guarantors.   Each of the Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

CB RICHARD ELLIS SERVICES, INC.,
by	/s/ DEBERA FAN
	Name:	Debera Fan
	Title:	Senior Vice President & Treasurer
CB RICHARD ELLIS GROUP, INC.,
by	/s/ DEBERA FAN
	Name:	Debera Fan
	Title:	Senior Vice President & Treasurer
EACH OF THE SUBSIDIARY GUARANTORS,
by	/s/ DEBERA FAN
	Name:	Debera Fan
	Title:	Senior Vice President & Treasurer
CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, individually and as Administrative Agent, Collateral Agent and Issuing Bank,
by	/s/ WILLIAM O’DALY
	Name:	William O’Daly
	Title:	Director
by	/s/ CASSANDRA DROOGAN
	Name:	Cassandra Droogan
	Title:	Associate

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF MAY 10, 2005, TO THE CB RICHARD ELLIS SERVICES, INC. CREDIT AGREEMENT.
Name of Lender: 47th Street Funding II Inc.
/s/ LAURA L. TORRADO
Name:	Laura L. Torrado
Title:	AUTHORIZED SIGNATORY